Exhibit 10.80

[REDACTED] = Pursuant to Item 601(b)(10) of Regulation S-K, portions of this exhibit have been omitted as the registrant has determined that certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

TERMINATION AGREEMENT

On January 20, 2021, Aytu BioScience, Inc., now Aytu BioPharma, Inc., a Delaware corporation with offices at 373 Inverness Pkwy, Suite 206, Englewood, CO 80112 (“AYTU”), and Avrio Genetics, LLC, a Commonwealth of Pennsylvania limited liability corporation with offices at 3467 Trexler Blvd, Allentown, PA 18104 (“Licensee”) entered into an Exclusive License Agreement (“Agreement”) relating to the Patent Rights, Trademark Rights and Technical Information, as defined therein.

On February 4, 2021, Aytu and Licensee agreed to amend the Agreement by entering into a First Amendment to Exclusive License Agreement. On March 4, 2021, Aytu and Licensee agreed to further amend the Agreement by entering into a Second Amendment to Exclusive License Agreement.

AYTU and Licensee now wish to terminate the Agreement.

By mutual agreement, evidenced by this signed Termination Agreement, AYTU and Licensee terminate the Agreement pursuant to the terms of Section 7.2(f). The date of termination shall be: June 29, 2021.

Pursuant to the terms of the Agreement, Licensee shall pay the royalties, cost for inventory, original shipping fees, and patent fees as described in Appendix A.

Aytu shall arrange for a courier to pick up the inventory as described in Appendix B, on July 2, 2021.

Licensee acknowledges that Aytu shall assume responsibility for inventory produced by LasX, approximately [REDACTED] sensors, and Aytu acknowledges that Licensee may sell any other currently held, or returned inventory, in accordance with Section 7.3.

Both AYTU and Licensee acknowledge and agree that the terms of Sections 7.3, 7.5, 7.6 and 7.7 of the Agreement shall survive termination.

Acknowledged and agreed, effective as of the date written above:

LICENSEE:
Avrio Genetics, LLC

By:
Name:	Brandon Hensinger
Title:	CEO

AYTU:
Aytu BioPharma, Inc.

By:
Name:	Joshua Disbrow
Title:	Chief Executive Officer

[REDACTED] = Pursuant to Item 601(b)(10) of Regulation S-K, portions of this exhibit have been omitted as the registrant has determined that certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

APPENDIX A

FEES DUE

AYTU BioPharma, Inc. 373 Inverness Parkway Suite 206 Englewood, CO 80112 Phone: (720) 437-6580 Fax:		INVOICE
	Invoice No.	06292021
	Date	06/29/2021
Order No.
Shipper ID
	Order Type	Invoice
	Customer ID	AVRIOGENET

BILL TO:	SHIP TO:
Avrio Genetics [REDACTED]	Avrio Genetics [REDACTED]

F.O.B. POINT	SHIP VIA	ORDERED BY	CUSTOMER P.O. NO.

ORDER DATE	TERMS	SALES PERSON	SITE
6/29/021	[REDACTED]	HOMEOFFICE Home Office - Englewood
PART NUMBER	QTY ORDERED	UNITS	QTY SHIPPED	QTY BO	PRICE	DISC %	EXT. PRICE
00001

-

[REDACTED] for royalties

-

[REDACTED] for sold inventory

-

[REDACTED] for patent fees

-

[REDACTED] shipping fees

-

[REDACTED] Sensors
Total due: [REDACTED]

Payment schedule: Twelve (12) equal installment payments in the amount of [REDACTED] due by the 1st of each month, starting August 1, 2021. [REDACTED] late fee for any payment not received by the 3rd day of each month.

Please remit payment to: Wells Fargo Bank N.A. ACH Payments: Routing: [REDACTED] Account: [REDACTED] Wire Payments: Routing: [REDACTED] Account: [REDACTED] SWIFT/BIC Code for USD payments: [REDACTED]	Sales Total	[REDACTED]
Shipping & Handling
Misc. Charges	[REDACTED]
Tax Total	[REDACTED]
[REDACTED]
Less Paid Amount	[REDACTED]
TOTAL	[REDACTED]

[REDACTED] = Pursuant to Item 601(b)(10) of Regulation S-K, portions of this exhibit have been omitted as the registrant has determined that certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

APPENDIX B

INVENTORY TO BE REPOSSESSED

[REDACTED]